Exhibit 99.1

WEX Completes Acquisition of eNett and Optal

Parties Also Agree to Settle Outstanding Litigation in English Courts

PORTLAND, Maine--(BUSINESS WIRE)--December 15, 2020--WEX Inc. (NYSE:WEX), a leading financial technology service provider, today announced the completion of its previously announced agreement to acquire eNett, a leading provider of B2B payments solutions, and Optal, a company that specializes in optimizing B2B transactions. WEX paid total consideration of approximately $577.5 million, funded from cash on hand. Though visibility remains limited due to COVID-19, WEX expects the impact of the acquisition on adjusted net income will be immaterial through calendar year 2021.

In conjunction with this acquisition, WEX is expanding the leadership team within the B2B payments-focused Travel and Corporate Solutions segment. Anthony Hynes, former Managing Director and CEO of eNett International, will be President of the Travel division, responsible for customers in the travel marketplace. Jay Dearborn will remain President of Corporate Payments, responsible for WEX’s B2B payments products targeted at financial institutions, technology companies and corporate customers. Both Jay and Anthony will report directly to CEO Melissa Smith.

Additionally, contemporaneously with the completion of the acquisition, WEX and the former shareholders of eNett and Optal have agreed to a full and final settlement of the litigation pending in the English courts relating to the previously announced purchase agreement.

Forward Looking Statement Disclaimer

This press release contains “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding: WEX’s acquisition of eNett and Optal (the “Acquisition”), future financial and operating results, and any other statements about WEX or eNett or Optal’s managements’ future expectations, beliefs, goals, plans or prospects. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this press release, the words “may,” “could,” “anticipate,” “plan,” “continue,” “project,” “intend,” “estimate,” “believe,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the Acquisition and the associated litigation; competitive responses to the Acquisition; uncertainty of the expected financial performance of the combined operations following completion of the Acquisition; the ability to successfully integrate WEX’s and eNett and Optal’s operations and employees; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from the Acquisition and associated litigation; as well as other risks and uncertainties identified in Item 1A of WEX’s Annual Report for the year ended December 31, 2019, filed on Form 10-K with the Securities and Exchange Commission on February 28, 2020 and Item 1A of WEX’s Quarterly Reports for the quarters ended June 30, 2020 and September 30, 2020 filed on Form 10-Q with the Securities and Exchange Commission on August 5, 2020 and October 29, 2020, respectively. WEX’s forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases, other than the Acquisition. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. WEX disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

About WEX Inc.

Powered by the belief that complex payment systems can be made simple, WEX (NYSE:WEX) is a leading financial technology service provider across a wide spectrum of sectors, including fleet, travel and healthcare. WEX operates in more than 10 countries and in 20 currencies through approximately 5,000 associates around the world. WEX fleet cards offer 15 million vehicles exceptional payment security and control; purchase volume in its travel and corporate solutions grew to approximately $40 billion in 2019; and the WEX Health financial technology platform helps 390,000 employers and more than 32 million consumers better manage healthcare expenses. For more information, visit www.wexinc.com.

Contacts

Media:
Jessica Roy
jessica.roy@wexinc.com
207.523.6763

Investors:
Steve Elder
steve.elder@wexinc.com
207.523.7769